EXHIBIT (a)(1)(iv)

ELECTION FORM (FOR USE BY FACSIMILE)

EBAY INC.

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO

EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR RESTRICTED STOCK UNITS, OPTIONS OR CASH PAYMENTS

THE OFFER EXPIRES AT 9:00 P.M. PACIFIC DAYLIGHT TIME (“PDT”) ON SEPTEMBER 11, 2009,

UNLESS THE OFFER IS EXTENDED

Name:	Employee ID:

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units, Options or Cash Payments, dated August 10, 2009 (the “Offer to Exchange”); (2) this Election Form; (3) the Agreement to Terms of Election; (4) the consent agreement for Israel or the Netherlands, as applicable; and (5) if employed by us in Canada, the 2001 Equity Incentive Plan and Form of Option Agreement or, if employed by us outside of Canada, the 2008 Equity Incentive Award Plan, the 2003 Deferred Stock Unit Plan and/or the Rules of the eBay Inc. 2003 Deferred Stock Unit Plan for the Grant of Restricted Stock Units to Participants in France and the applicable Form of Restricted Stock Unit Agreement, including any country-specific appendix and any other country-specific documentation (collectively, the “Offer Documents”). The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer provides eligible employees who hold eligible options the opportunity to exchange these options for new RSUs, new options or a cash payment (as applicable) as set forth in Section 1 of the Offer to Exchange. This Offer expires at 9:00 p.m. PDT on September 11, 2009, unless extended.

Offer Documents may be accessed on the Stock Option Exchange election site at: http://www.eBayStockOptionExchange.com or on the SEC’s website at: http://www.sec.gov/cgi-bin/browse-idea?action=getcompany&CIK=0001065088.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Eligible Option” column, the eligible option will not be exchanged and will remain outstanding subject to its existing terms.

Grant Date	Grant Number	Total Shares Granted	Outstanding and Eligible	Exercise Price	Full Vesting Date of Eligible Options	Expiration Date	Exchange Ratio	New RSUs or New Options	Vesting Schedule for New RSUs or New Options*	Exchange Eligible Option?

										☐ ☐	Yes No

										☐ ☐	Yes No

										☐ ☐	Yes No

										☐ ☐	Yes No

										☐ ☐	Yes No

										☐ ☐	Yes No

										☐ ☐	Yes No

										☐ ☐	Yes No

*	The vesting schedules in the table above assume that the completion date is September 11, 2009. If the offering period is extended and the completion date delayed, the vesting schedule will be adjusted accordingly.

In accordance with the terms outlined in the Offer Documents, if you elect to exchange your eligible options, you will receive new RSUs, new options or a cash payment, as applicable, as determined in accordance with the Offer Documents using the exchange ratios set forth in the Offer Documents (rounded down to the nearest whole number with respect to each RSU and option on a grant-by-grant basis), as described in Section 1 of the Offer to Exchange. Your new RSUs or new options (if you are employed by us in Canada) will be subject to a new vesting schedule as described in Section 3 of the Offer to Exchange. If you are employed by us in China, Estonia, Germany, Ireland, the Netherlands, South Korea, Switzerland, the United Kingdom or the United States and fewer than 100 new RSUs would be issuable to you upon exchange of all of your eligible options, you will receive a cash payment instead of new RSUs for your exchanged options. The amount of the cash payment will be calculated as described in Section 2 of the Offer to Exchange.

In making this election, you agree that eBay, your employer, E*Trade Financial, D.F. King & Co., Inc., Stock Option Solutions and any other third party assisting eBay with the Offer to Exchange may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to eBay, your employer, E*Trade Financial, D.F. King & Co., Inc., Stock Option Solutions and to any other third party assisting eBay with the Offer, and these recipients may be located in the U.S. or elsewhere.

Please note that if you are employed by us or one of our majority-owned subsidiaries in Israel or the Netherlands, this Election Form will not be valid for eligible options granted to you while employed in Israel or the Netherlands until such time that you properly submit your agreement consenting to the terms of the applicable tax ruling for such country and provide a copy of such completed and signed consent agreement to the designated local human resources representative.

Please also note that if you are employed by us in France, Israel or Italy, you must provide a signed copy of this Election Form to the designated local human resources representative (in addition to completing and submitting the Election Form on the Stock Option Exchange Election site or faxing this Election Form to D.F. King).

Please note that you may withdraw or change your election by submitting a new properly completed and signed Election Form prior to 9:00 p.m. PDT on the completion date, which will be September 11, 2009, unless we extend the Offer.

THE LAST VALID ELECTION THAT YOU SUBMIT BEFORE 9:00 P.M. PDT ON SEPTEMBER 11, 2009 SHALL BE BINDING.

Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2009

Address:

Email address:

FAX THIS ENTIRE ELECTION FORM TO

D.F. KING & CO., INC.

BEFORE 9:00 P.M. PDT ON SEPTEMBER 11, 2009

FAX TO (212) 809-8838

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, OR TO A

NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID

DELIVERY.